UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2026

Cardiff Oncology, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35558	27-2004382
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11055 Flintkote Avenue
San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 952-7570

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CRDF	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 27, 2026, Dr. Mark Erlander, Ph.D., CEO of Cardiff Oncology, Inc. (the “Company”), and James Levine, CFO of the Company stepped down from their respective roles at the Company as part of a strategic leadership review. The Board of Directors of the Company has appointed Dr. Mani Mohindru, a member of the Company’s Board of Directors, as interim CEO of the Company. In addition, Brigitte Lindsay, the Company’s Senior Vice President, Finance has been promoted to Chief Accounting Officer.

Dr. Mohindru is an experienced biotechnology executive with leadership experience spanning drug development, corporate strategy, and capital markets. She is the founder of Roshon Therapeutics, a private biotechnology company focused on developing novel therapies for cancer and inflammatory diseases and currently serves on the Board of Directors of CytomX Therapeutics, Inc. (Nasdaq: CTMX). Previously, Dr. Mohindru served as Chief Executive Officer and Board Director of Novasenta and CereXis, and held senior leadership roles at public biotechnology companies including Cara Therapeutics, Inc. and Curis, Inc.

Earlier in her career, Dr. Mohindru was an equity research analyst covering the biotechnology sector at UBS, Credit Suisse, and ThinkEquity. She currently serves on the Executive Advisory Board of the CLP Institute at Northwestern University and the Scientific Investment Advisory Committee of the Gates Institute at the University of Colorado. Dr. Mohindru holds a PhD in Neurosciences from Northwestern University, as well as a BS in Human Biology and a Master’s degree in Biotechnology from the All India Institute of Medical Sciences in New Delhi, India.

A copy of the press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events.

On January 27, 2026, the Company issued a press release (the “Press Release”) announcing a positive update from CRDF-004, a randomized, Phase 2 clinical trial evaluating onvansertib in combination with standard-of-care (SoC) regimens (FOLFIRI/bevacizumab(bev) or FOLFOX/bev) in patients with first-line RAS-mutated metastatic colorectal cancer (mCRC). A copy of the press release is attached as Exhibit 99.2 hereto. The information in the Press Release, except for the information set forth in the third paragraph of the Press Release containing a quote by Dr. Mani Mohindru, interim Chief Executive Officer of the Company and the fourth paragraph of the Press Release containing a quote by Dr. J Randolph Hecht, MD, Professor of Clinical Medicine at the David Geffen School of Medicine at UCLA, is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of Cardiff Oncology, Inc. dated January 27, 2026.
99.2	Press Release of Cardiff Oncology, Inc. dated January 27, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIFF ONCOLOGY, INC.

Date:	January 27, 2026	By:	/s/ Mani Mohindru
Mani Mohindru Interim Chief Executive Officer